EXHIBIT 32.5

Certification Pursuant to Section 1350 of Chapter 63 of Title 18

of the United States Code

I, Caroline Dorsa, Chief Financial Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the quarter ended June 30, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.

/s/ Caroline Dorsa
Caroline Dorsa
Public Service Electric and Gas Company
Chief Financial Officer
August 2, 2012